                                                                     EXHIBIT 4.9
                               SECURITY AGREEMENT


1.       IDENTIFICATION.

         This Security Agreement (the "Agreement"), dated for identification purposes only June 11, 2001, is entered into by and between Empyrean Bioscience, Inc., a Delaware corporation ("Debtor" or "Company"), Richard C. Adamany, Bennett S. Rubin and Uptic Investment Corp. (Richard C. Adamany, Bennett S. Rubin and Uptic Investment Corp. are referred to herein individually as a "Shareholder" and collectively "Shareholders") and Laurus Master Fund Ltd. (the "Lender").

2.       RECITALS.

         2.1 The Lender has made a loan to Debtor (the "Loan").

         2.2 The Loan is evidenced by a certain Secured Convertible Note in the principal amount of $1,000,000 ("Note") and executed by Debtor as the "Borrower" thereof, for the benefit of Lender as the "Holder" thereof.

         2.3 In order to induce Lender to make the Loan and as security for Debtor's performance of its obligations under the Subscription Agreement entered into between Debtor and Lender relating to the Note (the "Subscription Agreement"), or pursuant to other written instruments and agreements entered into by the Debtor and Lender, whether before or after the date hereof, (collectively, the "Obligations"), Shareholders for good and valuable consideration, receipt of which is acknowledged, have agreed to grant to the Lender, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth. Such Loans are specifically made with recourse as to Debtor.

             DEFINED TERMS. The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds.

3.       GRANT OF GENERAL SECURITY INTEREST IN COLLATERAL.

         3.1 As security for the Obligations, Shareholders hereby grant the Lender a security interest in the Collateral.

         3.2 "Collateral" shall mean all of the following property of the
Shareholders: the common stock of the Debtor as set forth on Schedule A hereto, together with medallion signature guaranteed stock powers ("Security Shares"). Such additional Collateral shall include, but not be limited to, all the Shareholders right, title and interest in and to the Security Shares, together with the proceeds of any sale, exchange, liquidation or other disposition, whether voluntary or involuntary, and including but not limited to any securities, Instruments, and all benefits and entitlements evidenced by or arising out of the Security Shares and all other securities, Instruments and other property (whether real or personal, tangible or intangible) issued or accepted in substitution for, or in addition to, the foregoing, and all dividends, interest, cash, instruments, distributions, income, securities and any other property (whether real or personal, tangible or intangible) at any time received, receivable or otherwise distributed in respect of, or in exchange for, the foregoing, whether now owned or hereafter acquired, and any and all improvements, additions, replacements, substitutions and any and all Proceeds arising out of or derived from the foregoing.

         3.3 The Lender is hereby specifically authorized to transfer any Collateral into the name of the Lender and to take any and all action deemed advisable to the Lender to remove any transfer restrictions affecting the Collateral upon an Event of Default.

4.       PERFECTION OF SECURITY INTEREST.

         The Collateral shall be delivered to the Lender. The Lender shall have a perfected security interest in the Collateral.

5.       VOTING POWER.



         5.1 Prior to any Event of Default (as defined herein), Shareholders shall be entitled to exercise all voting power pertaining to any of the Collateral

6.       FURTHER ACTION BY DEBTOR; COVENANTS AND WARRANTIES.

         6.1 Lender at all times shall have a perfected security interest in the Collateral which shall be prior to any other unperfected interest therein. Subject to the security interest described herein, other than the Company's prior lien on the Security Shares, Shareholders have and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims. Lender's security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of Lender. Shareholders will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Lender to establish, maintain and continue the perfected security interest of Lender in the Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches deemed necessary by Lender from time to time to establish and determine the validity and the continuing priority of the security interest of Lender, and also pay all other claims and charges that in the opinion of Lender might prejudice, imperil or otherwise affect the Collateral or its security interest therein.

         6.2 Shareholders will not sell, transfer, assign or pledge those items of Collateral and Debtor and Shareholders will not allow any such items to be sold, transferred, assigned or pledged, without the prior written consent of Lender. Although Proceeds of Collateral are covered by this Security Agreement, this shall not be construed to mean that Lender consents to any sale of the Collateral.

         6.3 Debtor and Shareholders will, at all reasonable times, allow Lender or its representatives free and complete access to all of Debtor 's and Shareholders' records which in any way relate to the Collateral, for such inspection and examination as Lender deems necessary.

         6.4 Debtor and Shareholders, at their sole cost and expense, will protect and defend this Security Agreement, all of the rights of Lender hereunder, and the Collateral against the claims and demands of all other parties.

         6.5 Debtor and Shareholders will promptly notify Lender of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that might in any way affect or impair any of the rights of Lender under this Security Agreement.

         6.6 Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor, and all amounts expended by Lender in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor and Shareholders to Lender upon demand and shall bear interest at 18% per annum from the dates of such expenditures until paid.

         6.7 Upon the request of Lender, Debtor will furnish within five (5) days thereafter to Lender, or to any proposed assignee of this Security Agreement, a written statement in form satisfactory to Lender, duly acknowledged, certifying the amount of the principal and interest then owing under the Obligations, whether any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of Debtor securing the Obligations.


         6.8 Shareholders, each as to himself, represents and warrants that he is the true and lawful exclusive owner of the Collateral, free and clear of any liens and encumbrances, other than the Company's prior lien on the Security Shares, and acquired the Security Shares for purposes of calculating the holding period for purposes of Rule 144 under the Securities Act of 1933 ("Rule 144") on the dates set forth on Schedule A. Shareholders make the foregoing representation to the Lender and any transfer agent of the Company's common stock as if originally made to such transfer agent.

         6.9 Shareholders hereby agree not to divest themselves of any right under the Collateral absent prior written approval of the Lender.

         6.10 Debtor and Shareholders will cooperate and provide such certificate, resolutions, representations, legal opinions and all other matters necessary to facilitate a transfer or sale of any part of the Collateral pursuant to Rule 144. Debtor and Shareholders are unaware of any impediment to the resale of the security by the Lender pursuant to Rule 144. Debtor and Shareholders will take no action that would impede or limit the Lender's ability to resell all the Security Shares pursuant to Rule 144. For so long as any Security Shares are subject to this Security Agreement, the Shareholders will not sell any security of the Debtor which sale would be aggregated with sales by the Lender pursuant to Rule 144. Debtor shall issue written instructions to its transfer agent to comply with the foregoing sentence. Debtor will not permit the transfer of any security of the Debtor if such transfer would aggregate for purposes of Rule 144 with sales of the Security Shares by the Lender or any sales of the Security Shares. Shareholders represent and warrant that they have not sold any security of the Debtor during the thirty (30) days prior to the date of this Agreement.

7.       POWER OF ATTORNEY.

         Shareholders hereby irrevocably constitute and appoint the Lender as the true and lawful attorney of Debtor and Shareholders, with full power of substitution, in the place and stead of Debtor and Shareholders and in the name of Debtor and Shareholders or otherwise, at any time or times, in the discretion of the Lender, to take any action and to execute any instrument or document which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement which Debtor or Shareholders fail to take or fail to execute within five (5) business days of the Lender's reasonable request therefor. This power of attorney is coupled with an interest, is irrevocable and shall not be affected by any subsequent disability or incapacity of Debtor or Shareholders.

8.       PERFORMANCE BY THE LENDER.

         If Debtor or Shareholders fail to perform any material covenant, agreement, duty or obligation of Debtor or Shareholders under this Agreement, the Lender may, at any time or times in its discretion, take action to effect performance of such obligation. All reasonable expenses of the Lender incurred in connection with the foregoing authorization shall be payable by Debtor and Shareholders as provided in Paragraph 12.1 hereof. No discretionary right, remedy or power granted to the Lender under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Lender with respect thereto, such rights, remedies and powers being solely for the protection of the Lender.

9.       EVENT OF DEFAULT.

         An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined in the Note or Subscription Agreement. Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Lender, for the benefit of the Lender, and the Lender may dispose of Collateral as provided below. A default by Debtor or Shareholders of any of their obligations pursuant to this Agreement including but not limited to the obligations set forth in Section 6 of this Agreement, or a misrepresentation by Debtor or Shareholders of a material fact stated herein, shall be deemed an Event of Default hereunder and an event of default as defined in the Obligations.

10.      DISPOSITION OF COLLATERAL.

         10.1 Upon and after any Event of Default which is then continuing,

              (a) The Lender may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations or any other component of the Collateral. In addition to other rights and remedies provided for herein or otherwise available to it, the Lender shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code then in effect in the State of New York.

              (b) If any notice to Shareholders of the sale or other disposition of Collateral is required by then applicable law, five (5) days' prior notice (or, if longer, the shortest period of time permitted by then applicable law) to Shareholders of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made, shall constitute reasonable notification.

              (c) The Lender is authorized, at any such sale, if the Lender deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Lender deems advisable to ensure such compliance. Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

              (d) All cash proceeds received by the Lender in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Lender pursuant to Paragraph 12.1 hereof) against the Obligations. Upon payment in full of all Obligations, Shareholders shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Lender incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of Collateral by the Lender to Shareholders shall be without representation or warranty of any nature whatsoever and wholly without recourse. The Lender may purchase the Collateral and pay for such purchase by offsetting any sums owed to such Lender by Debtor or Shareholders arising under the Obligations or any other source.

              (e) No exercise by the Lender of any right hereby given it, no dealing by the Lender with Debtor, Shareholders or any other person, and no change, impairment or suspension of any right or remedy of the Lender shall in any way affect any of the obligations of Debtor or Shareholders hereunder or any Collateral furnished by Shareholders or give Debtor or Shareholders any recourse against the Lender.

         10.2 The Security Shares shall be released to the Shareholders upon the sooner of (i) complete satisfaction of the Obligations, or (ii) the compliance by the Debtor of its registration obligations set forth in Section 10.1(iv) of the Subscription Agreement. Notwithstanding anything contained in this Security Agreement, or in the Subscription Agreement to the contrary, the Security Shares that have not been released pursuant to this Security Agreement shall be released and returned promptly to the Shareholders upon the effectiveness of the SB-2 registration statement required to be filed by the Company pursuant to
Section 10.1(iv) of the Subscription Agreement.

         10.3 The Shareholders collectively may substitute with the Lender prior to the occurrence of an Event of Default a sum of money equal to the greater of
(i) the Mandatory Redemption Payment as defined in Section 9.2 of the Subscription Agreement, or (ii) all sums due, payable or accruing on the Obligations through the Maturity Date of the Note as substitute Collateral and receive the Security Shares in lieu thereof.

Said sum of money will be held as Collateral pursuant to this Security Agreement, and shall be deposited in an interest bearing account for the benefit of the Shareholders provided each of the Shareholders provide to the Lender a taxpayer identification number and other documents reasonably requested by Lender.

11. WAIVER OF AUTOMATIC STAY. The Debtor and Shareholders acknowledge and agree that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Debtor or Shareholders, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Lender should be entitled to, among other relief to which the Lender may be entitled under the Note, Security Agreement, Subscription Agreement and any other agreement to which the Debtor, Shareholders, or Lender are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Lender to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE DEBTOR AND SHAREHOLDERS EXPRESSLY WAIVE THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE DEBTOR AND SHAREHOLDERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE LENDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Debtor and Shareholders hereby consent to any motion for relief from stay which may be filed by the Lender in any bankruptcy or insolvency proceeding initiated by or against the Debtor and Shareholders, and further agree not to file any opposition to any motion for relief from stay filed by the Lender. The Debtor and Shareholders represent, acknowledge and agree that this provision is a specific and material aspect of this Agreement, and that the Lender would not agree to the terms of this Agreement if this waiver were not a part of this Agreement. The Debtor and Shareholders further represent, acknowledge and agree that this waiver is knowingly, intelligently and voluntarily made, that neither the Lender nor any person acting on behalf of the Lender has made any representations to induce this waiver, that the Debtor and Shareholders have been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by the Debtor and Shareholders and that the Debtor and Shareholders have had the opportunity to discuss this waiver with counsel. The Debtor and Shareholders further agree that any bankruptcy or insolvency proceeding initiated by the Debtor or Shareholders will only be brought in courts within the geographic boundaries of New York State.

12.      MISCELLANEOUS.

         12.1 EXPENSES. Debtor and Shareholders shall severally pay to the Lender, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which the Lender may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Lender hereunder or with respect to any or all of the Obligations; or (c) failure by Debtor or Shareholders to perform and observe any agreements of Debtor or Shareholders contained herein which are performed by the Lender.

         12.2 WAIVERS, AMENDMENT AND REMEDIES. No course of dealing by the Lender and no failure by the Lender to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lender. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Debtor or Shareholders therefrom, shall, in any event, be effective unless contained in a writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Lender, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Lender from time to time in such order as the Lender may elect.

         12.3 NOTICES. Any notice or other communications under the provisions of this Agreement shall be given in writing and delivered to the recipient in person, by reputable overnight courier or delivery service, by facsimile machine (receipt conformed) with a copy sent by first class mail on the date of transmission, or by registered or certified mail, return receipt requested, directed to its address set forth below (or to any new address of which a party hereto shall have informed the other by the giving of notice in the manner provided herein):


                  To Debtor:                  Empyrean Bioscience, Inc.
                                              23800 Commerce Park Road, Suite A
                                              Cleveland, Ohio 44122
                                              Fax:  (216) 360-7909

                  And for Informational
                  Purposes only, a copy to:   Joseph G. Tegreene
                                              Benesch, Friedlander, Coplan & Aronoff LLP
                                              2300 BP America Building, 200 Public Square
                                              Cleveland, Ohio 44114
                                              Fax:  (216) 363-4588


                  To Shareholders:            c/o Empyrean Bioscience, Inc.
                                              23800 Commerce Park Road, Suite A
                                              Cleveland, Ohio 44122
                                              Fax:  (216) 360-7909


                  To Lender:                  LAURUS MASTER FUND, LTD.
                                              A Cayman Island corporation
                                              c/o Onshore Corporate Services Ltd.
                                              P.O. Box 1234 G.T.
                                              Queensgate House, South Church Street
                                              Grand Cayman, Cayman Islands
                                              Fax: 345-949-9877


                  And for Informational
                  Purposes Only, copy to:     Daniel M. Laifer, Esq.
                                              135 West 50th Street, Suite 1700
                                              New York, New York 10020
                                              Fax: (212) 541-4434

Any party may change its address by written notice in accordance with this paragraph.

         12.4 TERM: BINDING EFFECT. This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Debtor and Shareholders, and their successors and assigns; and (c) inure to the benefit of the Lender, for the benefit of the Lender and their respective heirs, legal representatives, and affiliates.

         12.5 CAPTIONS. The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

         12.6 GOVERNING LAW; VENUE; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Any legal action or proceeding against the Debtor and Shareholders with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Debtor and Shareholders hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Debtor and Shareholders hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

         12.7 COUNTERPARTS/EXECUTION. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

                                 "DEBTOR"
                                 EMPYREAN BIOSCIENCE, INC.
                                 a Delaware corporation

                                 By:
                                    -----------------------------

                                 Its:
                                    -----------------------------

                                 "SHAREHOLDERS"

                                 --------------------------------


                                 --------------------------------


                                 --------------------------------


                                 --------------------------------



                                 "THE LENDER"


                                  -------------------------------
                                  LAURUS MASTER FUND LTD.


 THIS SECURITY AGREEMENT MAY BE EXECUTED BY FACSIMILE SIGNATURE AND DELIVERED BY
                       CONFIRMED FACSIMILE TRANSMISSION.

                        SCHEDULE A TO SECURITY AGREEMENT
                        --------------------------------

-----------------------------------------------------------------------------------------------------------------------
DEPOSITOR                                     DEPOSITED SECURITY           STOCK CERTIFICATE          ACQUISITION
                                              SHARES                       NUMBERS                    DATE *
-----------------------------------------------------------------------------------------------------------------------
Richard C. Adamany                            1,625,000                          6030                 January 31,2001
-----------------------------------------------------------------------------------------------------------------------
Bennett S. Rubin                              1,625,000                          6033                 January 31,2001
-----------------------------------------------------------------------------------------------------------------------
Uptic Investment Corp.                          693,750                          6038                 February 3,2001
-----------------------------------------------------------------------------------------------------------------------
Uptic Investment Corp.                          460,000                          6072                 February 3,2001
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

* EACH OF THE DEPOSITED SECURITY SHARES WAS INITIALLY ISSUED ON THE ACQUISITION DATE AND FULLY PAID FOR AS OF THE ACQUISITION DATE.

                                                Schedule A to Security Agreement

                            EMPYREAN BIOSCIENCE, INC.



NAME                            CERT #       # SHARES        ACQUISITION DATE
----                            ------       --------        ----------------

Richard C. Adamany                6030      1,625,000        January 31, 2001

Bennett S. Rubin                  6033      1,625,000        January 31, 2001

Uptic Investments Corp            6038        693,750        February 3, 2001
                                  6072        460,000        February 3, 2001